UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 18, 2006

BUSINESS DEVELOPMENT SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32433	84-1300072
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

c/o Shixin Enterprise Application Software (Shanghai) Co., Ltd.
28/F., Citigroup Tower, 33 Huanyuanshiqiao Rd., Pudong, Shanghai, China, 200120
(Address of Principal Executive Offices)

(01186)-21-5878 7297
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Resignation of Director.

Mr. Kam Chung Tang, being a current member of the board of directors of the Registrant, has tendered his resignation as a director of the Registrant effective as of April 18, 2006. In accordance with the Registrant’s Bylaws, the remaining director, Mr. Shu Keung Chui, adopted a resolution fixing the number of directors which shall constitute the whole board of directors of the Registrant at one; accordingly, no director was appointed to fill the vacancy created by Mr. Kam Chung Tang’s resignation. There was no disagreement between the resigning director and the Registrant at the time of his resignation.

Resignation of Executive Vice President and Chief Financial Officer.

On April 18, 2006, Mr. Kam Chung Tang also resigned as the Executive Vice President and Chief Financial Officer of the Registrant, which resignation became effective immediately.

Appointment of New Officer.

On April 18, 2006, following the resignation of Mr. Kam Chung Tang as Executive Vice President and Chief Financial Officer, the board of directors of the Registrant elected with immediate effect Mr. Shu Keung Chui, the current President and Chief Executive Officer of the Registrant, as the Interim Chief Financial Officer of the Registrant.

Shu Keung Chui currently serves as the Chairman of the Board of Shanghai Shixin Information Technology Co., Ltd. Mr. Chui has also been serving as the Chairman of the Board of Shangxin Enterprise Group Co. Ltd., since April 1999 and has been a director of Superwisdom Co., Ltd. since January 2000. Prior to joining Shanghai Shixin Information Technology Co., Ltd, Mr. Chui was the Business Development Manager of Hong Kong Sunflowers Travel Limited and worked for American Fabrics Co. as a Commercial Manager. Mr. Chui, aged 41, is a citizen of Hong Kong and received a Bachelor of International Business degree from the Hong Kong Songren Institute.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Business Development Solutions, Inc.

Date: April 18, 2006

/s/ Shu K. Chui
President and Chief Executive Officer